As filed with the Securities and Exchange Commission on May 26, 2021

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PHX MINERALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma	73-1055775
(State or Other Jurisdiction Identification No.)	(IRS Employer of Incorporation)

1601 NW Expressway, Suite 1100
Oklahoma City, Oklahoma 73118

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chad L. Stephens

Chief Executive Officer

PHX Minerals Inc.

1601 NW Expressway, Suite 1100
Oklahoma City, Oklahoma 73118

(405) 948-1560

(Name, address, and telephone number, including area code, of agent for service)

With a copy to:

Mark L. Jones, Esq.

Baker & Hostetler LLP

811 Main Street, Suite 1100

Houston, Texas 77002

Telephone: (713) 646-1395

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: □

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of shares to be registered(1) (2)	Proposed maximum offering price per share (3)(4)	Proposed maximum aggregate offering price(4)	Amount of registration fee
Class A Common Stock, $0.01666 par value per share	1,200,000	$2.93	$3,516,000	$383.60

(1)

Represents 1,200,000 shares of Class A common stock, par value $.01666 per share (the “Common Stock”) issued pursuant to the Purchase and Sale Agreement between the registrant and the selling stockholders, which are being held in escrow in the name of the selling stockholders to satisfy potential indemnification claims arising under the Purchase and Sale Agreement (the “Escrowed Shares”).  The Escrowed Shares will be released to the selling stockholder to the extent not used to satisfy indemnification claims pursuant to the Purchase and Sale Agreement.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

With respect to the offering of shares of Common Stock by the selling stockholder named herein, the proposed maximum offering price per share of Common Stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such securities.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sale price of shares of our Common Stock on May 21, 2021, of $2.93, as reported on the New York Stock Exchange (“NYSE”).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section  8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated May 26, 2021

PRELIMINARY PROSPECTUS

PHX MINERALS INC.

1,200,000 SHARES

Common Stock

This prospectus relates to the disposition of up to 1,200,000 shares of Class A common stock, par value $.01666 (“Common Stock”), of PHX Minerals Inc., or PHX or the Company, by the selling stockholders (as defined below), from time to time in one or more offerings. “Selling stockholders” refer to the selling stockholders named in this prospectus or in any supplement to this prospectus, or certain transferees, assignees or other successors-in-interest that may receive our securities from the selling stockholder.

All of the shares offered hereby are being sold by the selling stockholders named in this prospectus, or their permitted transferees, and PHX will not receive any proceeds from the sale of these shares of our Common Stock by the selling stockholders. PHX has agreed to bear certain costs and fees of the registration of the Common Stock, and the selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares.

The prices at which the selling stockholders or their permitted transferees may dispose of their PHX shares will be determined by the selling stockholders at the time of sale and may be at the prevailing market price for the shares, at prices related to such market price, at varying prices determined at the time of sale, or at negotiated prices. Information regarding the selling stockholders and the times and manner in which they may offer and sell the shares or interests therein under this prospectus is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus. The selling stockholders may resell the Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.

Our Common Stock is traded on the NYSE under the symbol “PHX.” On May 21, 2021, the last reported sales price of our Common Stock was $2.96 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS BEFORE YOU INVEST IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2021

i

EXPLANATORY NOTE

On April 14, 2021, we entered into a Purchase and Sale Agreement (“Purchase Agreement”) with Crestwood Exploration Partners, LLC, Palmetto Investment Partners, LLC, and Palmetto Investment Partners II, LLC (collectively, the “Sellers”), pursuant to which we agreed to acquire certain mineral and royalty assets of Sellers. Upon closing under the Purchase Agreement on April 30, 2021 (the “Closing Date”), we issued as a portion of the consideration for the acquisition an aggregate of 1,200,000 shares of our Common Stock to the Sellers, valued at $2.00 per share (the same price-per-share as the Common Stock issued in the Company’s underwritten public offering that closed on April 20, 2021). The shares of Common Stock issued in connection with the acquisition are being held in escrow in the names of the Sellers to satisfy potential indemnification claims arising under the Purchase Agreement. To the extent not returned to us in connection with potential indemnification claims, the shares held in escrow will be released to Sellers on the date that is 180 days after the Closing Date.

The Purchase Agreement contains registration rights, which obligate us to prepare and file this registration statement, which covers the resale of the shares of Common Stock issued under the Purchase Agreement, and to seek and maintain effectiveness of same. We have agreed, among other things, to indemnify the holders of the Common Stock that are subject to such registration rights with respect to certain liabilities and to pay certain fees and expenses incident to the Company’s registration obligations under the Purchase Agreement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell the shares of Common Stock described in this prospectus in one or more offerings.

As used in this prospectus, the terms “PHX,” “Company,” “we,” “our,” “ours” and “us” refer to PHX Minerals Inc., unless we state otherwise or the context indicates otherwise.  References to “selling stockholders” refer to those stockholders listed under the “Selling Stockholders” section of this prospectus, who may sell shares from time to time as described in this prospectus.

This prospectus provides you with a general description of the securities the selling stockholders may offer. We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to this offering.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it.

This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement may be delivered or securities may be sold on a later date.

Investing in our securities involves a high degree of risk. You should carefully consider the section entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement before you invest in our securities.

You should also carefully read the additional information described in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before you invest in our securities.

ABOUT PHX MINERALS INC.

Overview

PHX Minerals Inc. is an Oklahoma City-based natural gas and oil mineral company with a strategy to proactively grow its mineral position in our core areas of focus. The Company owns approximately 255,000 net mineral acres principally located in Oklahoma, North Dakota, Texas, New Mexico and Arkansas.

Corporate Information

The Company’s principal executive offices are located at 1601 NW Expressway, Suite 1100, Oklahoma City, Oklahoma 73118, and its telephone number is (405) 948-1560.

THE OFFERING

Common stock offered by the selling stockholders:	1,200,000 shares.
Terms of the Offering:	The selling stockholders will determine when and how they sell the shares of the Common Stock offered in this prospectus, as described in “Plan of Distribution.”
Use of Proceeds:	We will not receive any of the proceeds from the sale of the shares of Common Stock being offered in this prospectus. See “Use of Proceeds.”
NYSE symbol:	Our Common Stock is listed on the NYSE under the symbol “PHX.”
Risk factors:	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or any applicable prospectus supplement or documents incorporated by reference herein or therein. The risks so described are not the only risks facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. Furthermore, the trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement contain or incorporate by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All statements, other than statements of historical fact included in this prospectus and any prospectus supplement are forward-looking statements.  Forward-looking statements include statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “project,” “believe,” “seek,” “will,” “may” and similar expressions are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in the view of the Company, could cause actual results to differ materially from those discussed in the forward-looking statements:

•	our ability to execute our business strategies;

•	the volatility of realized oil and natural gas prices;

•	the level of production on our properties;

•	estimates of quantities, and the respective values of oil, NGL and natural gas reserves;

•	general economic or industry conditions;

•	public health crises, such as the COVID-19 pandemic, and any related actions taken by businesses and governments;

•	legislation or regulatory requirements;

•	conditions of the securities markets;

•	our ability to raise capital;

•	changes in accounting principles, policies or guidelines;

•	financial or political instability;

•	acts of war or terrorism;

•	title defects in the properties in which we invest;

•	other economic, competitive, governmental, regulatory or technical factors affecting our properties, operations or prices; and

•

other risks described in this prospectus supplement or the accompanying prospectus or incorporated by reference through the Company’s filings with the SEC, including in Part I, Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended September 30, 2020.

All such forward-looking statements and any subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. You should not place undue reliance on these forward-looking statements.

All forward-looking statements speak only as of the date of this prospectus and any prospectus supplement. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements.

USE OF PROCEEDS

We are not selling any shares of Common Stock under this prospectus, and we will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. All shares of Common Stock offered by this prospectus are being registered for the account of the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the possible offer and sale from time to time by the selling stockholders identified below, or by any transferee, assignee or other successor-in-interest that receives shares from the selling stockholders as may be named in any supplement to this prospectus, of up to an aggregate of 1,200,000 total shares of our Common Stock, which were issued by us pursuant to the Purchase Agreement.

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below has or shares, directly or indirectly, voting and investment power with respect to the shares beneficially owned by them, subject to any applicable community property laws. Unless otherwise noted, the mailing address of each listed beneficial owner is 3811 Turtle Creek Blvd. #1100, Dallas, Texas 75219.

The information in the table below (other than the percentage of our outstanding Common Stock beneficially owned) in respect of the selling stockholders was furnished by or on behalf of the selling stockholders and is as of May 1, 2021. Except as may be noted in this section, none of the selling stockholders has, nor within the past three years has any selling stockholder had, any material relationship with us or any of our affiliates.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholder(s).

The selling stockholders are not obligated to sell any of the shares of our Common Stock offered by this prospectus. Because the selling stockholders identified in the table may sell some or all of the shares of our Common Stock owned by it that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares, no estimate can be given as to the number of shares covered by this prospectus that will be held by the selling stockholders upon termination of this offering. In addition, subject to the Purchase Agreement, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Common Stock it holds in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below. Therefore, for purposes of the following table, we have assumed that each of the selling stockholders will sell all of the shares of our Common Stock beneficially owned by it that are covered by this prospectus, but will not sell any other shares of our Common Stock that it currently owns. Shares in the table below refer to shares of our outstanding Common Stock

The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders named below.

	Common Stock
Name of Selling Stockholder	Number of Shares Beneficially Owned as of May 1, 2021	Number of Shares Offered Pursuant to this Prospectus(1)	Beneficially Owned upon Completion of this Offering(1)	Percentage of Common Stock Beneficially Owned upon Completion of this Offering(1)
Crestwood Exploration Partners, LLC(2)	67,933	67,933	-	*
Palmetto Investment Partners, LLC(3)	42,543	42,543	-	*
Palmetto Investment Partners II, LLC(4)	1,089,524	1,089,524	-	*

*      Represents beneficial ownership of less than one percent of shares outstanding.

(1)

We do not know when or in what amounts the selling stockholders may offer shares of Common Stock for sale. The selling stockholders may decide not to sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all, some or none of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that each of the selling stockholders sell all of the shares of our Common Stock covered by this prospectus.

(2)

Crestwood Exploration Partners, LLC (“Crestwood”) directly owns the reported securities and its principal business address is 3811 Turtle Creek Blvd. #1100, Dallas, Texas 75219.  Crestwood is managed by CWEP-SRPOII Investments, LLC, and Ryan Turner and Billy Fennebresque indirectly have shared voting and/or investment control over the shares held by Crestwood.

(3)

Palmetto Investment Partners, LLC (“Palmetto I”) directly owns the reported securities and its principal business address is 3811 Turtle Creek Blvd. #1100, Dallas, Texas 75219.  Palmetto I is managed by PIP-SRPOII Investments, LLC, and Ryan Turner and Billy Fennebresque indirectly have shared voting and/or investment control over the shares held by Palmetto I.

(4)

Palmetto Investment Partners II, LLC (“Palmetto II”) directly owns the reported securities and its principal business address is 3811 Turtle Creek Blvd. #1100, Dallas, Texas 75219.  Palmetto II is managed by PIPII-SRPOII Investments, LLC, and Ryan Turner and Billy Fennebresque indirectly have shared voting and/or investment control over the shares held by Palmetto II.

PLAN OF DISTRIBUTION

The shares of Common Stock included in this prospectus are being registered to permit the selling stockholders to offer and sell the offered shares of Common Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale or other distribution of the Common Stock. We will bear certain fees and expenses in connection with our obligation to register the shares of Common Stock included in this prospectus pursuant to the Purchase Agreement. If the shares are sold through underwriters or broker-dealers, we will not be responsible for the underwriting discounts or commissions or agents’ commissions.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales. The selling stockholders and certain of their successors, including certain transferees and assignees, may make sales of the shares of Common Stock included in this prospectus from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted pursuant to applicable law. Such offers and sales may be made directly to purchasers, through underwriters, to dealers or through agents, on any stock exchange on which the shares are listed or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted pursuant to applicable law.

Such sales may be effected by a variety of methods, including the following:

•	in market transactions or on any national securities exchange or quotation service or over-the-counter market on which the shares may be listed or quoted at the time of sale;
•	in transactions other than on such exchanges or services or in the over-the-counter market;
•	in privately negotiated transactions;
•	through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings or bought deals;
•

through the writing or settlement of options or other hedging transactions (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of certain short sales entered into after the date of this prospectus;
•	purchases by a broker-dealer as principal, and resale by a broker-dealer for its account pursuant to this prospectus;
•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;
•	in a public auction;
•	transactions in which a broker-dealer may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent;
•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed or to or through a market maker other than on that stock exchange;
•	by distribution to employees, members, limited partners or stockholders of the selling stockholders;
•	through any combination of the foregoing methods of sale; or
•	through any other method permitted pursuant to applicable law.

Additionally, a selling stockholder that is an entity may elect to make a distribution of the shares of Common Stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part.

The selling stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The selling stockholders may enter into hedging transactions with broker-dealers or any other person, in connection with such broker-dealer or other person who may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders also may sell shares short and deliver shares covered by this prospectus to close out the short positions or loan, pledge, or grant a security interest in, some or all the shares owned by them to broker-dealers that in turn may sell such shares.

The selling stockholders may directly make offers to sell some or all of the shares of Common Stock included in this prospectus to, or solicit offers to purchase such shares from, purchasers from time to time.

If the selling stockholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In connection with those sales, underwriters may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the shares for which they may act as agents.

From time to time, the selling stockholders may sell the shares of Common Stock included in this prospectus to one or more dealers acting as principals. The dealers, which may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell the shares to purchasers.

The selling stockholders may designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the shares of Common Stock included in this prospectus, or to sell such shares in ordinary brokerage transactions, on their behalf. Such broker-dealers may be deemed to be “underwriters” as that term is defined in the Securities Act in such offering.

The selling stockholders or their respective underwriters, broker-dealers, or agents may make sales of the shares of common stock that are deemed to be an “at-the-market offering” as defined in Rule 415 of the Securities Act, which includes sales of such shares made directly on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares of Common Stock owned by them. In the event of default, the pledgees, secured parties or persons to whom the shares have been hypothecated will, to the extent registration rights are transferable and are transferred upon foreclosure, be deemed to be selling stockholders under this prospectus. The number of shares offered under this prospectus by a given selling stockholder will decrease as and when such events occur. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales, and the shares offered under this prospectus may be used to cover short sales.

In addition to the transactions described above, the selling stockholders may sell the shares of Common Stock included in this prospectus in compliance with available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

The selling stockholders may decide to sell all or a portion of the securities offered by them pursuant to this prospectus or may decide not to sell any securities under this prospectus. In addition, the selling stockholders may transfer, sell or dispose of the securities by other means not described in this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of shares of Common Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other such persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares being distributed for a period of up to five business days before the distribution. This may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offering will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise.

These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

We have agreed to indemnify the selling stockholders in certain circumstances  against certain liabilities to which they may become subject in connection with the sale of the shares of Common Stock included in this prospectus, including liabilities arising under the Securities Act. Each of the selling stockholders has agreed to indemnify us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act.

We have agreed to pay the expenses of the registration of the shares of Common Stock offered and sold by the selling stockholders under the registration statement of which this prospectus forms a part, including, but not limited to, all registration and filing fees.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Derrick & Briggs, LLP. If any legal matters relating to offerings made in connection with this prospectus are passed upon by counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to any such offering.

EXPERTS

Independent Accountants

The financial statements of PHX Minerals Inc. appearing in PHX Minerals Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2020, and the effectiveness of PHX Minerals Inc.’s internal control over financial reporting as of September 30, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Petroleum Engineers

The information incorporated in this prospectus supplement by reference to the Company’s Annual Report on Form 10-K for the year ended September 30, 2020, relating to the Company’s oil, NGL and natural gas reserves, has been so incorporated in reliance on the report of DeGolyer and MacNaughton, an independent petroleum engineering consulting firm, given on the authority of said firm as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and other reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Information about the Company is also available on the Company’s website, www.phxmin.com. Other than any SEC filings incorporated by reference in this prospectus, the information available on the Company’s website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to documents containing such information. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. The following documents previously filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2020;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 21, 2021;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2020 and March 31, 2021;

•

our Current Reports on Form 8-K filed with the SEC on October 13, 2020, October 14, 2020, December 7, 2020, January  21, 2021, February  8, 2021 (relating to Item 5.02), March  8, 2021, April 8,  2021, April 15, 2021, April 16, 2021, April 19, 2021, and April 30, 2021; and

•

The description of our Capital Stock in our Registration Statement on Form 8-A, filed with the SEC on July 21, 2008, as amended by our Current Reports on  Form 8-K filed with the SEC on March 9, 2020 and March 8, 2021, and as subsequently amended or updated.

All documents subsequently filed by the Registrant, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act before the termination of the offering under this prospectus and any applicable prospectus supplement shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.  We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any applicable prospectus supplement.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:

PHX Minerals Inc.

1601 NW Expressway, Suite 1100

Oklahoma City, Oklahoma 73118

Attention: Corporate Secretary

Telephone: (405) 948-1560

PROSPECTUS

1,200,000 Shares

, 2021

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered, with the exception of underwriting discounts and commissions.

SEC Registration Fee	$383.60
Printing costs	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees	*
Miscellaneous	*
*
Total	*

*Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. Any estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement. All of the above expenses will be borne by the Company.

Item 15. Indemnification of Directors and Officers.

Section 1031 of the OGCA sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.

Article IX of our Bylaws provides that we shall indemnify any individual who is or was our director, officer, employee or agent, and any individual who serves or served at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees) actually and reasonably incurred by, or imposed upon, him or her in connection with any proceeding in which the individual is made a party as a result of his or her service in such capacity, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful, unless such indemnification would be prohibited by law. An individual will not be indemnified in connection with a proceeding by or in our right in which the individual was adjudged liable to us, unless the court in which the suit was brought determines the individual is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances.

We have entered into indemnity agreements with each of our executive officers and our directors. These agreements provide for indemnification to the extent permitted by the OCGA.

Item 16. Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this registration statement.

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement
2.1**	Purchase and Sale Agreement dated April 14, 2021	8-K	001-31759	10.1	04/15/2021
3.1	Amended and Restated Certificate of Incorporation	8-K	001-31759	3.1	03/08/2021
3.2	Amended and Restated By-Laws of PHX Minerals Inc.	8-K	001-31759	3.2	10/13/2020
4.1

Description of PHX Minerals Inc. equity securities registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (incorporated by reference to Exhibits 3.1 and 3.2 to this Registration Statement)

5.1+	Opinion of Derrick & Briggs, LLP
23.1+	Consent of Ernst & Young LLP

23.2+	Consent of DeGolyer and MacNaughton
23.3+	Consent of Derrick & Briggs, LLP (included in Exhibit 5.1 to this Registration Statement)
24.1+	Power of Attorney (included on the signature page of this Registration Statement)

+ Filed herewith.

* To be filed, if necessary, by amendment or as an exhibit to a document filed under the Exchange Act.

     **The Purchase and Sale Agreement contains schedules and exhibits that have been omitted pursuant to Item 601(b) of Regulation S-K. The Company agrees to furnish a supplemental copy of any such omitted exhibit or schedule to the Securities and Exchange Commission upon request.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the information required to be included in a post-effective amendment by paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oklahoma City, State of Oklahoma, on May 26, 2021.

PHX Minerals Inc.

/s/ Chad L. Stephens
Chad L. Stephens
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Chad L. Stephens and Ralph D’Amico, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Chad L. Stephens	Chief Executive Officer	May 26, 2021
Chad L. Stephens	(Principal Executive Officer)

/s/ Ralph D’Amico	Chief Financial Officer and Secretary	May 26, 2021
Ralph D’Amico	(Principal Financial and Accounting Officer)

/s/ Mark T. Behrman	Director	May 26, 2021
Mark T. Behrman

/s/ Glen A. Brown	Director	May 26, 2021
Glen A. Brown

/s/ Lee M. Canaan	Director	May 26, 2021
Lee M. Canaan

/s/ Peter B. Delaney	Director	May 26, 2021
Peter B. Delaney

/s/ Christopher T. Fraser	Director	May 26, 2021
Christopher T. Fraser

/s/ John H. Pinkerton	Director	May 26, 2021
John H. Pinkerton